UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 29, 2008

Las Vegas Gaming, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30375	88-0392994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4000 W. Ali Baba Lane Suite D, Las Vegas, Nevada		89118
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	702-871-7111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

    On August 29, 2008, Las Vegas Gaming, Inc. (the “Company”) and International Game Technology (“IGT”) executed a Third Amendment to Agreement (the “Third Amendment”) which amends the Agreement between the Company and IGT dated July 17, 2008, as amended (the “Agreement”).

In addition to minor changes, the Third Amendment extends the date by which the Company and IGT must execute definitive agreements concerning the settlement of pending litigation between them from August 29, 2008 until September 10, 2008.  The Third Amendment also extends the exclusivity period regarding Competing Transactions, as defined in the Agreement, from August 29, 2008 until September 10, 2008.

Except as described above, no other provisions of the Agreement were amended.  The foregoing description of the Third Amendment is qualified in its entirety by the full text of the Third Amendment which is attached hereto as Exhibit 10.1.

Item 9.01 –  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Name
Exhibit 10.1	Third Amendment to Agreement made and entered to be effective as of August 29, 2008 between Las Vegas Gaming, Inc. and IGT.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAS VEGAS GAMING, INC.

Date: September 5, 2008	By:	/s/ Bruce A. Shepard
Bruce A. Shepard Chief Financial Officer